UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2015, Real Goods Solar, Inc. (the “Company”) signed a binding Letter of Intent (“LOI”) with Solar Solutions and Distribution, LLC, a Colorado-based renewable energy solutions company (“SSD”) regarding an asset-based revolving credit facility for the Company. Under the terms of the LOI, SSD will use its best efforts to acquire the Company’s existing asset based revolving credit facility (the “Loan”) from Silicon Valley Bank on or before December 28, 2015. The LOI provides that upon SSD’s acquisition of the Loan, the parties will amend the terms of the Loan to, among other things: (i) expand eligible accounts and add certain other assets included in the borrowing base used to determine the amount that can be borrowed under the Loan; (ii) reduce the minimum liquidity (unrestricted cash plus unused availability on the Loan) from $2,500,000 to $100,000; (iii) extend the term of the Loan until March 31, 2017; (iv) change the interest rate to the higher of (A) the Wall Street Journal prime rate plus 3% and (B) 7%; (v) join the Company and its subsidiary RGS Financing, Inc. as borrowers and pledgers of certain collateral under the Loan; and (vi) set the maximum amount of the Loan at $5 million until September 30, 2016, $4 million from October 1, 2016 to December 31, 2016 and $3 million from January 1, 2017 until the maturity date. The LOI also provides that immediately after amending the Loan, SSD will advance (1) approximately $1.7 million under the Loan to pay amounts currently owed by the Company to SSD (the “SSD A/P Amount”), and (2) approximately $1.5 million under the Loan to reimburse SSD for the Loan acquisition. The borrowers will be required to repay the SSD A/P Amount in 5 bi-monthly installments beginning on April 30, 2016. The LOI also provides that the Company will not engage with discussions with other parties for similar purposes during the term of the LOI, that the Company may issue a press release regarding the LOI, and that the Company will pay SSD $25,000 to cover SSD’s transaction costs. The LOI terminates if the closing documents for the transaction are not executed on or before January 15, 2016.

The LOI does not contain all matters upon which an agreement must be reached in order for SSD to acquire the Loan and provide the modified Loan to the Company. The terms of the modified Loan will be set forth in definitive agreements to be negotiated and agreed upon among the parties. There can be no assurance that the parties will be able to successfully negotiate and agree on definitive agreements.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “will” or comparable terminology. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, SSD’s ability to acquire the Loan from Silicon Valley Bank, the parties’ ability to successfully negotiate and agree on definitive agreement for the modified Loan and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 8.01. Other Events.

On December 18, 2015, the Company issued a press release announcing entering into the LOI. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Real Goods Solar, Inc. dated December 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: December 21, 2015